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                                                                    EXHIBIT 10.2

                                    AMENDMENT
                                       TO
                                 ALKERMES, INC.
                       1999 STOCK OPTION PLAN, AS AMENDED

That the first sentence of Section 4.1 of the 1999 Stock Option Plan, as amended, be amended and restated to read in full as follows:

         The maximum aggregate number of shares of Common Stock that may be issued under the Plan is Nineteen Million, Nine Hundred Thousand (19,900,000) (subject to increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company.